Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-46459) pertaining to the National Oilwell Varco, Inc. 401(k) and Retirement Savings Plan of our report dated June 25, 2010, with respect to the financial statements and schedule of the National Oilwell Varco, Inc. 401(k) and Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.
/s/ Ernst & Young LLP
Houston, Texas
June 25, 2010